INDEPENDENT AUDITORS' REPORT


Board of Directors
Bicycle Holding, Inc.

We have audited the accompanying consolidated balance sheet of Bicycle Holding, Inc. and subsidiaries as of September 28, 2003 and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Bicycle Holding, Inc. and subsidiaries at September 28, 2003 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12, the Company was sold on June 28, 2004.



/s/ Deloitte & Touche LLP

December 10, 2003 (June 28, 2004 as to Note 12)
Cincinnati, Ohio

BICYCLE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 28, 2003 AND MARCH 28, 2004 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                      MARCH 28,
                                                     SEPTEMBER 28,     2004
ASSETS                                                   2003       (Unaudited)
                                                     ------------   ------------
CURRENT ASSETS:
  Cash and cash equivalents                          $  1,863,383   $  1,703,695
  Receivables (net of allowances of $1,664,143
    and $1,856,149 at September 28, 2003 and
    March 28, 2004 (unaudited), respectively)          19,831,038     20,313,342
  Inventories                                          17,134,888     18,178,762
  Prepaid expenses and other current assets               568,481        728,457
  Deferred income taxes                                 1,954,643      1,730,597
                                                     ------------   ------------

           Total current assets                        41,352,433     42,654,853
                                                     ------------   ------------

PROPERTY, PLANT AND EQUIPMENT--Net                     20,957,198     20,375,535
                                                     ------------   ------------

OTHER ASSETS:
  Goodwill and trademarks                              89,019,384     89,132,865
  Intangible assets--net                                1,977,977      1,424,177
  Debt issuance costs                                   2,674,345      2,535,321
  Other                                                 1,590,914      1,590,949
  Deferred foreign income taxes                           325,000        338,167
                                                     ------------   ------------

           Total other assets                          95,587,620     95,021,479
                                                     ------------   ------------



TOTAL                                                $157,897,251   $158,051,867
                                                     ============   ============


                                                                    MARCH 28,
                                                 SEPTEMBER 28,        2004
LIABILITIES AND STOCKHOLDERS' EQUITY                 2003          (Unaudited)
                                                 -------------    -------------
CURRENT LIABILITIES:
  Current portion of long-term debt              $  11,447,000    $  10,777,202
  Short-term debt                                    2,100,000        1,800,000
  Accounts payable                                   6,658,586        6,870,736
  Accrued liabilities                               13,896,993       15,204,670
                                                 -------------    -------------

           Total current liabilities                34,102,579       34,652,608
                                                 -------------    -------------

LONG-TERM OBLIGATIONS (less current maturities):
  Long-term debt                                    83,187,920       80,590,332
  Deferred income taxes                              3,337,748        2,870,743
  Unfunded post-retirement benefit obligation       10,176,441       10,971,211
                                                 -------------    -------------

           Total long-term obligations              96,702,109       94,432,286

REDEEMABLE COMMON STOCK                              1,217,079        1,217,079

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value;
    authorized--25,000 shares                               22               22
  Treasury stock                                   (38,734,609)     (38,734,609)
  Additional paid-in capital                        27,869,202       27,869,202
  Shareholder note receivable                          (50,006)
  Retained earnings                                 42,348,532       43,824,647
  Accumulated other comprehensive loss              (5,557,657)      (5,209,368)
                                                 -------------    -------------

           Total stockholders' equity               25,875,484       27,749,894
                                                 -------------    -------------

TOTAL                                            $ 157,897,251    $ 158,051,867
                                                 =============    =============

See notes to consolidated financial statements.

BICYCLE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
YEAR ENDED SEPTEMBER 28, 2003 AND THE SIX MONTH PERIODS ENDED
MARCH 28, 2004 AND MARCH 30, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                SIX MONTHS ENDED
                                                                                   (UNAUDITED)
                                                         YEAR ENDED      ------------------------------
                                                        SEPTEMBER 28,      MARCH 28,         MARCH 30,
                                                            2003             2004              2003
                                                        -------------    -------------    -------------
NET SALES                                               $ 123,934,160    $  64,257,986    $  59,680,052

COST OF GOODS SOLD                                         73,786,135       37,908,038       36,099,079
                                                        -------------    -------------    -------------

GROSS PROFIT                                               50,148,025       26,349,948       23,580,973
                                                        -------------    -------------    -------------

OPERATING EXPENSES:
  Selling, general and administrative                      22,039,052       12,130,702       10,771,186
  Amortization of intangible assets                         1,375,747          553,800          717,127
                                                        -------------    -------------    -------------

        Total operating expenses                           23,414,799       12,684,502       11,488,313
                                                        -------------    -------------    -------------

OPERATING INCOME                                           26,733,226       13,665,446       12,092,660
                                                        -------------    -------------    -------------

OTHER CHARGES:
  Interest expense                                          9,623,990        3,916,616        5,288,805
  Other--net                                                  779,014          397,266          647,079
                                                        -------------    -------------    -------------

        Total                                              10,403,004        4,313,882        5,935,884
                                                        -------------    -------------    -------------

INCOME BEFORE INCOME TAXES                                 16,330,222        9,351,564        6,156,776

PROVISION FOR INCOME TAXES                                 (5,667,842)      (3,377,098)      (2,320,798)
                                                        -------------    -------------    -------------

NET INCOME                                                 10,662,380        5,974,466        3,835,978

OTHER COMPREHENSIVE INCOME:
  Foreign currency translation adjustment--net of tax       1,413,701          348,289        1,401,754
  Minimum pension liability adjustment--net of tax           (477,738)
                                                        ---------------  -------------    -------------

COMPREHENSIVE INCOME                                    $  11,598,343    $   6,322,755    $   5,237,732
                                                        =============    =============    =============

See notes to consolidated financial statements.

BICYCLE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED SEPTEMBER 28, 2003
--------------------------------------------------------------------------------

                                                                                                            ACCUMULATED
                                                                    ADDITIONAL   SHAREHOLDER                   OTHER
                                COMMON               TREASURY         PAID-IN       NOTE       RETAINED   COMPREHENSIVE
                                STOCK                  STOCK          CAPITAL    RECEIVABLE    EARNINGS   INCOME (LOSS)     TOTAL
                            ---------------  ---------------------
                             AMOUNT  SHARES      AMOUNT     SHARES
BALANCE--September 29, 2002  $   22   1,608  $(38,734,609)   1,708  $26,499,978  $      -    $31,686,152  $(6,493,620)  $12,957,923

  Tax benefit of exercised
    stock warrants and
    shares issued                       583                           1,369,224                                           1,369,224

  Net income                                                                                  10,662,380                 10,662,380

  Shareholder note
    receivable                                                                    (50,006)                                  (50,006)

  Translation adjustments--
    net of tax                                                                                              1,413,701     1,413,701

  Minimum pension liability
    adjustment--net of tax                                                                                   (477,738)     (477,738)
                             ------   -----  ------------    -----  -----------  --------    -----------  -----------   -----------
BALANCE--September 28, 2003  $   22   2,191  $(38,734,609)   1,708  $27,869,202  $(50,006)   $42,348,532  $(5,557,657)  $25,875,484
                             ======   =====  ============    =====  ===========  ========    ===========  ===========   ===========

See notes to consolidated financial statements.

BICYCLE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED SEPTEMBER 28, 2003 AND THE SIX MONTH PERIODS ENDED
MARCH 28, 2004 AND MARCH 30, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                  SIX MONTH
                                                                                                 PERIOD ENDED
                                                                                                  (UNAUDITED)
                                                                             YEAR ENDED    ----------------------------
                                                                           SEPTEMBER 28,     MARCH 28,       MARCH 30,
                                                                               2003            2004           2003
                                                                           ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                               $ 10,662,380    $  5,974,466    $  3,835,978
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation                                                              4,270,638       2,174,990       2,103,279
    Amortization of intangible assets                                         1,375,747         553,800         717,127
    Deferred income taxes                                                     1,033,902        (256,126)       (450,775)
    Amortization of debt discount and issue costs                             1,208,997         498,120         576,203
    Loss on sale of equipment--net                                               60,237         491,302          44,712
    Non-cash interest expense                                                   874,268         208,698         473,181
    Changes in assets and liabilities, excluding effects of acquisition:
      Receivables                                                               912,825        (482,304)      1,685,144
      Inventories                                                              (178,053)     (1,043,874)         11,248
      Prepaid expenses and other current assets                                  29,900        (159,976)         35,806
      Other assets                                                                7,369             (35)          7,503
      Accounts payable and accrued liabilities                                  519,805       1,519,827       1,998,436
      Other liabilities                                                        (363,795)        794,770         372,283
                                                                           ------------    ------------    ------------

          Net cash provided by operating activities                          20,414,220      10,273,658      11,410,125
                                                                           ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                       (1,680,962)     (1,834,378)       (528,504)
  Payment for purchase of trademarks and other assets                          (390,249)        (31,670)       (390,249)
                                                                           ------------    ------------    ------------

          Net cash used in investing activities                              (2,071,211)     (1,866,048)       (918,753)
                                                                           ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Changes in short-term debt                                                  1,369,000        (300,000)       (548,923)
  Fees paid for debt modification                                              (378,631)       (359,096)       (378,631)
  Repayment of long-term debt                                               (21,690,447)     (4,004,642)     (9,847,558)
  Issuance of long-term debt                                                    249,000         388,595         684,216
  Payment of dividend                                                                        (4,498,351)
  Other                                                                         (50,006)         50,006
                                                                           ------------    ------------    ------------

          Net cash used in financing activities                             (20,501,084)     (8,723,488)    (10,090,896)
                                                                           ------------    ------------    ------------

EFFECT OF EXCHANGE RATES ON CASH                                                960,363         156,190         176,575
                                                                           ------------    ------------    ------------

DECREASE (INCREASE) IN CASH AND CASH EQUIVALENTS                             (1,197,712)       (159,688)        577,051

CASH AND CASH EQUIVALENTS:
  Beginning of period                                                         3,061,095       1,863,383       3,061,095
                                                                           ------------    ------------    ------------

  End of period                                                            $  1,863,383    $  1,703,695    $  3,638,146
                                                                           ============    ============    ============

SUPPLEMENTAL DISCLOSURES-- Cash paid during the period for:
    Interest                                                               $  8,171,648    $  2,855,801    $  4,437,028
                                                                           ============    ============    ============

    Income taxes                                                           $  4,020,447    $    840,112    $    890,033
                                                                           ============    ============    ============

See notes to consolidated financial statements.

BICYCLE HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED SEPTEMBER 28, 2003 AND THE SIX MONTH PERIODS
ENDED MARCH 28, 2004 AND MARCH 30, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF CONSOLIDATION--The consolidated financial statements include the accounts of Bicycle Holding, Inc. (the "Company"); its wholly-owned subsidiary, the United States Playing Card Company ("USPC"); USPC's wholly-owned subsidiary, International Playing Card Company Limited ("IPC"); the Company's 89% owned subsidiary, Naipes Heraclio Fournier, S.A. ("Naipes"); and Naipes' wholly-and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The minority interest in Naipes was not material.

     The unaudited consolidated interim financial statements include all adjustments which are, in the opinion of management, necessary to present fairly the financial position and results of operations and cash flows for the periods presented.

     FISCAL YEAR--The Company's fiscal year ends the Sunday nearest to the end of September.

     OPERATIONS--The Company and its subsidiaries' activities consist primarily of the manufacture and sale of playing cards. Approximately 18.3% of the Company's net sales for year ended September 28, 2003, and 8.5% of accounts receivable as of September 28, 2003 were with the casino and gaming industries.

     REVENUE RECOGNITION--The Company recognizes revenue at the point in which title transfers. Allowances and other incentives provided to the customer are reflected as a reduction of sales.

     CASH AND CASH EQUIVALENTS--Cash and cash equivalents consist primarily of cash in banks and overnight euro dollars.

     INVENTORIES--Inventories are valued generally at the lower of cost or market, with cost determined by the first-in, first-out ("FIFO") or average methods.

     PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are valued at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets which range from 3 to 25 years. The Company analyzes long-lived assets for potential impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No.
     144. There has been no impairment charges recorded in the consolidated statements of operations and comprehensive income.

     GOODWILL AND INTANGIBLES--Intangible assets include indefinite lived trademarks and non-compete agreements. The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, on September 30, 2002 and has since discontinued the amortization of goodwill and trademarks.

     During the current year, the Company assessed the carrying value of goodwill and trademarks and determined that there was no impairment as of September 28, 2003.

     Non-compete agreements previously entered into with former executives are being amortized on a straight-line basis over the agreement terms, which range from two to five years.

     The carrying value of goodwill and indefinite lived intangibles is evaluated at least annually using a discounted cash flow model or as events and circumstances indicate a possible inability to recover its carrying amount. Historically, the Company has generated returns sufficient to recover the cost of its intangible assets.

     DEBT ISSUANCE COSTS--Unamortized debt issuance costs of $2,674,345 at September 28, 2003 are being amortized over the term of the related debt under a method which approximates the effective interest method. During the year ended September 28, 2003 the Company incurred $378,631 of additional debt issuance costs related to the modification of its debt.

     USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)--The Company's accumulated other comprehensive loss includes a foreign currency translation loss and an additional minimum pension liability of approximately $820,000 (net of tax) and $4,738,000 (net of tax), respectively, at September 28, 2003. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at year-end exchange rates and income and expenses are translated at the average exchange rates prevailing during the period. Gains or losses from these translations are excluded from income and reflected in accumulated other comprehensive income (loss).

     NEW ACCOUNTING PRONOUNCEMENTS--During 2003, the Company adopted the provisions of Emerging Issue Task Force 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), which became effective for financial statements presenting annual periods beginning after December 15, 2001.

     In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. Subsequent to its issuance, certain provisions of SFAS No. 150 were indefinitely deferred for private companies. The Company believes that this statement when adopted will not have a material impact on its consolidated financial statements.

     In November 2002, the FASB issued Financial Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which expands on the accounting guidances of Statement Nos. 5, 57, and 107 and incorporates without change the provisions of FIN No. 34, which is being superseded. FIN No. 45 requires a guarantor to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. It also provides additional guidance on the disclosure of guarantees. The recognition and measurement provisions are effective for guarantees made or modified after December 31, 2002. The disclosure provisions are effective for fiscal periods ending after December 15, 2002 and have been implemented herein. The adoption of this statement did not have an effect on the consolidated financial statements.

     In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, which was replaced by FIN No. 46 (Revised December
     2003), Consolidation of Variable Interest Entities ("FIN No. 46R"). FIN No. 46 requires consolidation by business enterprises of variable interest entities that meet certain requirements. FIN No. 46(R) changes the effective date of FIN No. 46 for certain entities. The Company's adoption of FIN No. 46 and FIN No. 46(R) did not have a significant impact on the consolidated financial statements.

     STOCK COMPENSATION--The Company continues to account for its stock based compensation under the provisions of Accounting Principle Opinion No. 25, Accounting for Stock Issued to Employees, which utilizes the intrinsic value method. As a result of the exercise price being equal to the estimated fair value at the date of grant, no compensation expense was recognized for any of the options granted.

     The table below illustrates the pro forma results reflecting the stock option compensation costs.

                                                                  SIX MONTH ENDED
                                                                    (UNAUDITED)
                                                 YEAR ENDED   -----------------------
                                                SEPTEMBER 28,  MARCH 28,     MARCH 30,
                                                    2003         2004          2003
                                                -----------   -----------   -----------
Reported consolidated net income                $10,662,380   $ 5,974,466   $ 3,835,978
Stock option compensation expense--net of tax        92,759        74,252        43,334
                                                -----------   -----------   -----------
Adjusted consolidated net income                $10,569,621   $ 5,900,214   $ 3,792,644
                                                ===========   ===========   ===========

     The estimated fair value used to calculate compensation expense in the table above was determined using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 4%, expected life of seven years, and no dividends.

2.   INVENTORIES

     Inventories at September 28, 2003 and March 28, 2004 (unaudited) consisted of the following:

                                                                    MARCH 28,
                                                SEPTEMBER 28,         2004
                                                   2003           (UNAUDITED)
                                               -------------     -------------
Raw materials and supplies                     $   3,235,593     $   3,134,719
Work in process                                    4,772,457         4,357,513
Finished goods                                     9,728,455        11,995,629
                                               -------------     -------------

          Total                                   17,736,505        19,487,861
Less reserves                                        601,617         1,309,099
                                               -------------     -------------

Total                                          $  17,134,888     $  18,178,762
                                               =============     =============

3.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at September 28, 2003 consisted of the following:

          Land and land improvements                              $  1,353,463
          Buildings                                                  9,601,635
          Machinery and equipment                                   41,581,874
          Construction work in progress                                973,696
                                                                  ------------

               Total                                                53,510,668
          Less accumulated depreciation                             32,553,470
                                                                  ------------

          Property, plant and equipment--net                      $ 20,957,198
                                                                  ============

4.   GOODWILL AND INTANGIBLE ASSETS

     Finite lived intangible assets at September 28, 2003 consisted of the following:

          Non-compete agreements                                  $  6,094,769
          Less accumulated amortization                              4,116,792
                                                                  ------------
          Intangible assets--net                                  $  1,977,977
                                                                  ============

     The following illustrates future estimated amortization expense for fiscal years:

          2004                                                    $  1,107,600
          2005                                                         694,833
          2006                                                         175,544

5.    ACCRUED LIABILITIES

      Accrued liabilities at September 28, 2003 consisted of the following:

          Accrued payroll                                         $  4,195,775
          Accrued taxes                                              1,453,627
          Accrued interest                                             355,630
          Advances from customers                                    1,189,725
          Accrued advertising and rebates                            3,751,375
          Naipes severance accrual                                     751,000
          Other payables and accruals                                2,199,861
                                                                  ------------
          Total                                                   $ 13,896,993
                                                                  ============

6.   LONG-TERM DEBT

     Long-term debt at September 28, 2003 consisted of the following:

          USPC:
            Term Loan                                             $ 57,028,000
            Revolving Credit Loan                                    2,100,000
            14% Senior Subordinated Notes                           26,803,384
            7% Senior Subordinated Note                              7,315,536
          Naipes--
            Bank notes payable in equal quarterly, semiannual,
              or annual installments through 2005 with varying
              rates of interest ranging from 2.88% to 3.29%          3,488,000
                                                                  ------------
          Total                                                   $ 96,734,920
                                                                  ============

     On September 25, 2002, the Company amended its Term and Revolving credit agreements which provide for a six year $85,409,651 facility (approximately $4,550,000 available and unused at September 28, 2003). Rates of interest for the facility are based on the LIBOR rate (1.118% at September 28, 2003) plus an applicable margin (ranging from 2.25%) or the bank's prime lending rate (4.00% at September 28, 2003) plus an applicable margin (ranging from 0% to 4%). The Term Loan is payable in varying quarterly installments. Both the Term and Revolving Credit Loans mature on various dates during 2006. The credit agreement restricts certain corporate acts and includes financial ratios and other covenants. The Company has entered into an interest rate cap agreement on $23,207,800 of the term debt in which the LIBOR rate is capped at 6% through December 23, 2005.

     Principal maturities of long-term debt outstanding at September 28, 2003 are as follows:

          2004                                                    $ 13,547,000
          2005                                                      10,751,000
          2006                                                      37,688,000
          2007                                                      27,433,384
          2008 and thereafter                                        7,315,536
                                                                  ------------
          Total                                                   $ 96,734,920
                                                                  ============

     USPC's borrowings outstanding under both the Term Loan and the Revolving Credit Loan are collateralized by substantially all assets of the Company and USPC. Borrowings under the revolving credit loan, ($2,100,000 at September 28, 2003; average of $1,050,000 during the year ended September 28, 2003) are limited generally based on percentages of accounts receivable and inventory.

     The Company is required to make additional principal payments each year on the Term Loan equal to a percentage of its excess cash flow (as defined in the financing agreement encompassing the Company's Term Loan and Revolving Credit Loan). No additional payments were required to be made for 2003.

     The financing agreement encompassing USPC's 14% Senior Subordinated Notes, due on March 1, 2007, prohibits USPC from paying dividends or making certain other specified distributions and requires USPC to meet certain financial covenants regarding net worth, interest coverage and others.

     The Company's 7% Senior Subordinated Note is due March 1, 2010 and bears interest at 7% per annum plus an indexed rate tied to the Company's stock performance. The 7% and 14% Senior

     Subordinated Notes contain features whereby 2% of the interest due on the 14% Notes can be converted to principal and 100% of the 7% Senior Subordinated Note's interest is automatically converted into principal. Amounts converted to principal debt outstanding on Senior Subordinated Notes were approximately $874,000 for the year ended September 28, 2003.

     At September 28, 2003, the carrying value of the Company's long-term debt approximates fair value based on discounting of expected cash flows at the rates currently offered for debt of the same maturity and credit risk. The fair value of the Company's interest rate cap agreement is not material.

     In connection with certain stock transactions during 2003, the Company has guaranteed loans made to an officer and an employee of the Company with a bank totaling $611,523.

7.   INCOME TAXES

     Deferred tax assets and liabilities at September 28, 2003 consisted of the following:

          Net current deferred tax asset--Reserves not currently
            deductible                                             $ 1,954,643
                                                                   ===========

          Net noncurrent deferred tax liability:
            Pension liabilities                                    $(3,203,729)
            Fixed asset depreciation                                 2,749,899
            Intangible amortization                                  3,946,955
            Other                                                     (480,377)
                                                                   -----------

          Total                                                    $ 3,012,748
                                                                   ===========

     The provision (benefit) for income taxes for the year ended September 28, 2003 consists of the following:

          U.S.:
            Current                                                $ 5,377,554
            Deferred                                                  (547,947)
                                                                   -----------

                     Total U.S.                                      4,829,607
          Foreign--Current and deferred                                 82,519
          State and local--current and deferred                        755,716
                                                                   -----------

          Total tax provision on continuing operations             $ 5,667,842
                                                                   ===========

     The difference between the income tax provision recorded and the amount computed using the U.S. statutory rate is due primarily to state and local income taxes, foreign sales corporation tax benefits, and Naipes' investment tax credits.

     For tax purposes, Naipes has approximately $619,000 of investment tax credit carryforwards which expire in the years 2012 through 2016. These carryforwards have been fully reserved for through a valuation allowance established under SFAS 109.

8.   RETIREMENT BENEFITS

     PENSION PLANS AND POSTRETIREMENT BENEFITS OTHER THAN PENSION PLANS--USPC has noncontributory defined benefit pension plans covering its salaried employees and certain hourly employees. Benefits are based on years of service and, in certain plans, rates of pay. The Company provides life insurance and health care benefits to certain U.S. salaried and hourly employees after retirement. The estimated cost of postretirement benefits is accrued by the Company during the years the employee provides services.

     The following table sets forth the required disclosures as of September 28, 2003:

                                                                     OTHER
                                                                 POSTRETIREMENT
                                                   PENSION          BENEFITS

     Benefit obligation                         $ 27,784,334      $  3,491,143
     Fair value of plan assets                    19,207,731
                                                ------------      ------------

     Funded status                              $ (8,576,603)     $ (3,491,143)
                                                ============      ============

     Accrued benefit
       cost recognized in the
       consolidated balance sheets              $ (7,243,664)     $ (2,791,199)
                                                ============      ============

     Amounts recognized in the
       statement of financial
       position consist of:
       Prepaid (accrued) benefit cost           $    344,941      $ (2,791,199)
       Additional minimum liability               (7,643,314)
       Intangible asset                               54,709
                                                ------------      ------------
                                                $ (7,243,664)     $ (2,791,199)
                                                ============      ============

     Weighted-average assumptions as of September 28, 2003:

                                                                     OTHER
                                                                 POSTRETIREMENT
                                                   PENSION          BENEFITS

     Discount rate                                      6.00%             6.00%
     Expected return on plan assets                     8.75%             N/A
     Rate of compensation increase                      3.00%

     For measurement purposes, 9% annual rate of increase in the per capita cost of covered health care benefits were assumed for 2003.

                                                                     OTHER
                                                                 POSTRETIREMENT
                                                   PENSION          BENEFITS

     Benefit cost                               $  1,491,245      $    272,170
     Employer contributions                        2,000,000           136,397
     Plan participants' contributions                                   46,787
     Benefits paid                                 1,357,086           183,184

     DEFINED CONTRIBUTION PLANS--The Company's contributions to the defined contribution plans aggregated approximately $126,000 for the year ended September 28, 2003. The Company's contributions to the profit sharing plan aggregated approximately $589,000 for the year ended September 28, 2003.

9.   STOCKHOLDERS' EQUITY AND REDEEMABLE COMMON STOCK

     Management of the Company has been issued warrants to acquire approximately 1,729 shares of common stock on or before April 30, 2004 at a price of $.001, of which 583.471 were exercised during 2003. At September 28, 2003, no warrants remained outstanding.

     The holders of the 14% Senior Subordinated Notes own 194.951 shares of common stock of the Company. The holders of these shares have the right on or after March 1, 2005 to require the Company to purchase such stock owned by the holder (put option). Such shares of common stock owned by the holder may be purchased by the Company at its option (call option) at any time after March 1, 2006. The consideration payable upon the exercise of these put and call options is at fair value based upon the application of appraisal procedures set forth in the stock purchase agreement as provided by an independent professional appraiser. The Company recognizes the change in the redemption value of its redeemable common stock immediately at the end of each reporting period. At September 28, 2003, the fair value assigned to this common stock, based on a recent independent appraisal, was $6,243 per share. Such amount has been classified as redeemable common stock on the accompanying balance sheet.

     As of September 28, 2003, the Company had granted stock options pursuant to the 1999 Stock Option Plan to one officer of the Company. The options were granted on October 15, 2001, and allow for the purchase of 114.2335 common shares at a strike price of $15,000 per share as they become vested. The vesting period is three years, whereas one third of the shares are vested each year beginning on October 15, 2002. These outstanding options expire on October 15, 2008. All 114.2335 options were outstanding at September 28, 2003, of which 38.07 shares were exercisable.

     On September 24, 2003, the Company repurchased 41.64 shares of common stock for $259,959, and simultaneously issued stock options to specific employees and board members totaling the same number of shares at the same price per share of $6,243. These options were exercised during 2003.

10.  GEOGRAPHIC SEGMENTS

     The Company's foreign operations are conducted in Canada and Spain. Geographic segment reporting of net sales, net income (loss) and assets for 2003 are shown below.

                                                    ADJUSTMENTS
                            UNITED                      AND
                            STATES       FOREIGN    ELIMINATIONS      TOTAL
                         ------------  -----------  ------------  ------------
     Net sales           $101,887,669  $23,439,491  $ (1,393,000) $123,934,160
     Net income (loss)      9,622,527    1,309,284      (269,431)   10,662,380
     Assets               173,751,957   17,814,124   (33,668,830)  157,897,251

11.  COMMITMENTS AND CONTINGENCIES

     There are certain claims pending against the Company and its subsidiaries. Based on a review of such litigation with legal counsel, management believes that any liability which may result there from would not have a material effect upon the Company's consolidated financial position, results of operations or cash flows.

     Naipes is a guarantor of a loan made to Artes Graficas, a related company, which has filed for bankruptcy. The amount of the loan at September 28, 2003 was approximately $930,000. The related company has pledged assets which are believed to exceed the loan.

     During 2002, Naipes recorded a provision of approximately $1,324,000 for legal claims imposed by the Courts against Naipes by former employees of Artes Graficas for past salaries and severance as a result of the bankruptcy. Such provision is included in other in the accompanying consolidated statement of operations. During 2003, Naipes paid approximately $925,000 of the above-mentioned balance.

12.  SUBSEQUENT EVENT

     On June 28, 2004, the Company was sold to Jarden Corporation in a stock purchase transaction. The accompanying consolidated financial statements do not reflect any adjustment which may be required as a result of this transaction; however, in connection with the presentation of these financial statements in accordance with SEC reporting requirements, the Company reclassified the fair value of its redeemable common stock outside of permanent equity.

                                     ******